EXHIBIT 99.1

BOSTON SCIENTIFIC TO ACQUIRE SADRA MEDICAL

Innovative percutaneous aortic valve replacement system provides entry into emerging market of structural heart disease

Natick, MA and Los Gatos, CA (November 19, 2010) -- Boston Scientific Corporation (NYSE: BSX) today announced the signing of a definitive merger agreement, under which Boston Scientific will acquire Sadra Medical, Inc., a development-stage company in Los Gatos, California.  Sadra is developing the first fully repositionable device for percutaneous aortic valve replacement to treat patients with severe aortic stenosis.  The agreement calls for an upfront payment of $225 million plus additional potential payments of up to $225 million upon achievement of specified regulatory and revenue-based milestones through 2016.  As a result of the Company’s existing 14 percent ownership of Sadra, the actual upfront cash payment by the Company will be $193 million plus additional potential milestone payments up to $193 million.  The purchase price assumes no cash and no debt on Sadra’s balance sheet at closing.  The upfront payment is expected to be funded with cash on hand.  Boston Scientific expects the transaction to be approximately one to two cents dilutive to GAAP and adjusted earnings per share in 2011, 2012 and 2013, and accretive thereafter.  Closing of the transaction is subject to customary conditions and is expected to be completed in the fourth quarter of 2010 or first quarter of 2011.

Sadra has recently completed a series of European feasibility studies of its Lotus™ Valve System, which consists of a stent-mounted tissue valve prosthesis and catheter delivery system for guidance and placement of the valve.  The low-profile delivery system and introducer sheath are designed to enable accurate positioning, repositioning and retrieval at any time prior to release of the aortic valve implant.

“The acquisition of Sadra demonstrates Boston Scientific’s commitment to providing the most complete and advanced portfolio of less-invasive technology solutions across the entire continuum of cardiovascular care,” said Hank Kucheman, Executive Vice President and Group President, Cardiology, Rhythm and Vascular for Boston Scientific.  “Structural heart disease -- and in particular percutaneous valve replacement -- is an important emerging technology for interventional cardiologists, and we believe the Lotus Valve System can offer significant competitive advantages over existing technologies.  We are eager to devote our expertise and resources to help make this product available to physicians and their patients.”

“We look forward to building upon our existing relationship with Boston Scientific and working together toward commercial success of the Lotus Valve System, which is designed to simplify and improve the entire aortic valve replacement procedure,” said Ken Martin, President and Chief Executive Officer of Sadra.  “Both Sadra and Boston Scientific believe that the unique ability to reposition and retrieve the Lotus Valve provides interventional cardiologists with greater control and allows them to determine if the valve is accurately placed and working properly prior to completing the procedure.”

“This acquisition represents another critical step in the execution of our strategy to realign Boston Scientific’s portfolio,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “Percutaneous aortic

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valve replacement is a fast-growing market within structural heart therapies, and we expect it to be an important part of our growth plan.  Sadra’s innovative technology is a natural fit with Boston Scientific’s core competencies in stents and catheter-based delivery systems, allowing us to leverage our clinical expertise and existing sales channels.  We will continue to pursue additional Priority Growth Initiatives to strengthen our Company by buying or building products we understand, to be sold through sales forces we already have.”

Boston Scientific has been a strategic investor in Sadra Medical since 2006.

About Aortic Valve Disease

Aortic valve disease results in dysfunction of the aortic valve, one of the four valves that control the flow of blood in and out of the heart.  Aortic valve stenosis is the process of thickening and stiffening in the valve, which can result in an abnormal narrowing of the aortic valve opening and reduction in blood flow.  Aortic stenosis is a common problem affecting approximately 2 percent of people over the age of 65 and 4 percent of people over age 85.  The current worldwide market for percutaneous aortic valve replacement is estimated at $400 million with projections to grow to $2 billion by 2016.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

About Sadra Medical

Sadra Medical, founded in 2003, is pioneering new therapies to minimize the invasiveness of treating aortic valve disease.  Investors include Accuitive Medical Ventures, Boston Scientific, Finistere, Firstmark Capital, HealthCor Partners, Incept LLC, Oakwood, ONSET Ventures and SV Life Sciences.  For more information, please visit www.sadramedical.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding the market for structural heart disease and related growth areas, expected accretion and dilution, timing of closing, feasibility studies, financial performance, acquisition strategy and product performance.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; integration of acquired companies; closing of announced acquisitions and divestitures; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report

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on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

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Boston Scientific Corporation